Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated July 31, 2020, relating to the balance sheet of CSR Acquisition Corp. as of July 14, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 13, 2020 (inception) through July 14, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 31, 2020